Exhibit 99.1

Phillips 66 Partners reports first-quarter 2021 financial results

•Reported a first-quarter loss of $18 million and adjusted EBITDA of $289 million
•Announced quarterly distribution of $0.875 per common unit
•Reached agreement to exit the Liberty Pipeline joint venture
•South Texas Gateway Terminal commissioned additional storage, completing the project
•Progressed C2G Pipeline construction

HOUSTON, April 30, 2021 – Phillips 66 Partners LP (NYSE: PSXP) announces a first-quarter 2021 loss of $18 million, or $0.13 per diluted common unit. Cash from operations was $227 million, and distributable cash flow was $233 million. Adjusted EBITDA was $289 million in the first quarter, compared with $318 million in the prior quarter.

“Our first-quarter results reflect winter storm impacts and our decision to exit the Liberty Pipeline project,” said Greg Garland, Phillips 66 Partners Chairman and CEO. “We operated our assets safely despite the weather-related challenges. The South Texas Gateway Terminal commissioned additional storage, and we are nearing completion of the C2G Pipeline construction. We remain focused on operating excellence, a strong balance sheet and disciplined capital allocation.”

On April 20, 2021, the general partner’s board of directors declared a first-quarter 2021 cash distribution of $0.875 per common unit, or $3.50 per unit on an annualized basis.

Financial Results

Phillips 66 Partners’ first-quarter 2021 loss was $18 million, compared with earnings of $104 million in the fourth quarter. The decrease was mainly due to a $198 million impairment in the first quarter of 2021 resulting from the Partnership’s decision to exit the Liberty Pipeline project, compared with impairments of $96 million in the fourth quarter of 2020. The Partnership reported adjusted EBITDA of $289 million in the first quarter, compared with $318 million in the prior quarter. The decrease in adjusted EBITDA was primarily due to reduced volumes and higher utility costs at the Partnership’s wholly owned and joint venture assets, largely due to the severe winter storms impacting the Central and Gulf Coast regions in the first quarter of 2021.

Liquidity, Capital Expenditures and Investments

As of March 31, 2021, total debt outstanding was $3.9 billion. The Partnership had $3 million in cash and cash equivalents and $299 million available under its revolving credit facility.

The Partnership’s capital expenditures and investments for the quarter were $58 million. Growth capital included spend on the C2G Pipeline project and investment in the South Texas Gateway Terminal.

Phillips 66 Partners reports first-quarter 2021 financial results

On April 1, 2021, Phillips 66 Partners repaid the two remaining $25 million tranches of tax-exempt bonds, totaling $50 million. Also in April, the Partnership borrowed $450 million under a new term loan agreement. Proceeds were primarily used to repay amounts borrowed under the Partnership’s $750 million revolving credit facility.

Strategic Update

The South Texas Gateway Terminal commissioned additional storage capacity, bringing total capacity to 8.6 million barrels and marking completion of the final construction phase. The marine export terminal has two deepwater docks with up to 800,000 barrels per day of export capacity. Phillips 66 Partners owns a 25% interest in the terminal.

Phillips 66 Partners continued construction of the C2G Pipeline, a 16 inch ethane pipeline that will connect its Clemens Caverns storage facility to petrochemical facilities in Gregory, Texas, near Corpus Christi, Texas. The project is backed by long-term commitments and is expected to be completed in mid-2021.

Investor Webcast

Members of Phillips 66 Partners executive management will host a webcast today at 2 p.m. EDT to discuss the Partnership’s first-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

- # # # -

CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Shannon Holy (investors) 832-765-2297 shannon.m.holy@p66.com	Thaddeus Herrick (media) 855-841-2368 thaddeus.f.herrick@p66.com

Phillips 66 Partners reports first-quarter 2021 financial results
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our equity affiliates transport, fractionate, terminal and store; the tariff rates with respect to volumes transported through our regulated assets, which are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; the continuing effects of the COVID-19 pandemic and its negative impact on the demand for refined products; changes in governmental policies relating to crude oil, refined petroleum products or NGL pricing, regulation, taxation, or exports; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; curtailment of operations due to accidents, severe weather (including as a result of climate change) or natural disasters, riots, strikes or lockouts; the inability to obtain or maintain permits, in a timely manner or at all, and the possible revocation or modification of permits; our ability to successfully execute growth strategies; the operation, financing and distribution decisions of our equity affiliates; costs to comply with environmental laws and safety regulations; failure of information technology due to various causes, including unauthorized access or attacks; changes to the costs to deliver and transport crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of capital projects on time and within budget; general domestic and international economic and political developments including armed hostilities, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues; our ability to comply with our debt covenants and to incur additional indebtedness on favorable terms; changes in tax, environmental and other laws and regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow” and “coverage ratio.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income (loss). The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. These non-GAAP financial measures should not be considered as alternatives to their comparable GAAP measures. They have important limitations as analytical tools because they exclude some but not all items that affect their corresponding GAAP measures. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA, distributable cash flow and coverage ratio may be defined differently by other companies in our industry, our definition of those measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in this release.

References in the release to earnings or losses refer to net income or losses attributable to the Partnership. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners reports first-quarter 2021 financial results

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q1 2021	Q4 2020
Selected Income Statement Data
Total revenues and other income	$376	390
Net income (loss)	(11)	111
Net income (loss) attributable to the Partnership	(18)	104

Adjusted EBITDA	289	318
Distributable cash flow	233	240

Net Income (Loss) Attributable to the Partnership Per Limited Partner Unit—Diluted (Dollars)
Common units	$(0.13)	0.40

Selected Balance Sheet Data
Cash and cash equivalents	$3	7
Equity investments	3,029	3,244
Total assets	7,053	7,258
Total debt	3,944	3,909
Equity held by public
Preferred units	749	749
Common units	2,647	2,706
Equity held by Phillips 66
Common units	(828)	(656)

Phillips 66 Partners reports first-quarter 2021 financial results

Statement of Income (Loss)

	Millions of Dollars
	Q1 2021	Q4 2020
Revenues and Other Income
Operating revenues—related parties	$245	258
Operating revenues—third parties	7	7
Equity in earnings of affiliates	124	124
Other income	—	1
Total revenues and other income	376	390

Costs and Expenses
Operating and maintenance expenses	95	85
Depreciation	34	39
Impairments	198	96
General and administrative expenses	17	16
Taxes other than income taxes	10	10
Interest and debt expense	33	32
Total costs and expenses	387	278
Income (loss) before income taxes	(11)	112
Income tax expense	—	1
Net Income (Loss)	(11)	111
Less: Net income attributable to noncontrolling interest	7	7
Net Income (Loss) Attributable to the Partnership	(18)	104
Less: Preferred unitholders’ interest in net income (loss) attributable to the Partnership	12	12
Limited Partners’ Interest in Net Income (Loss) Attributable to the Partnership	$(30)	92

Phillips 66 Partners reports first-quarter 2021 financial results

Selected Operating Data

	Q1 2021	Q4 2020
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$104	111
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	796	843
Refined petroleum products and natural gas liquids	809	877
Total	1,605	1,720

Average pipeline revenue per barrel (dollars)	$0.71	0.70

Terminals
Terminal revenues (millions of dollars)	$39	41
Terminal throughput (thousands of barrels daily)
Crude oil(2)	374	283
Refined petroleum products	657	711
Total	1,031	994

Average terminaling revenue per barrel (dollars)	$0.41	0.44

Storage, processing and other revenues (millions of dollars)	$109	113
Total Operating Revenues (millions of dollars)	$252	265

Joint Venture Operating Data(3)
Crude oil, refined petroleum products and natural gas liquids (thousands of barrels daily)	1,052	1,102
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Cash Distributions

	Millions of Dollars Except as Indicated
	Q1 2021	Q4 2020
Cash Distributions†
Common units—public	$52	51
Common units—Phillips 66	148	149
Total	$200	200

Cash Distribution Per Common Unit (Dollars)	$0.875	0.875

Coverage Ratio*	1.17	1.20
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 1.14x and 0.85x at Q1 2021 and Q4 2020, respectively.

Phillips 66 Partners reports first-quarter 2021 financial results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss) Attributable to the Partnership

	Millions of Dollars
	Q1 2021	Q4 2020

Net Income (Loss) Attributable to the Partnership	$(18)	104
Plus:
Net income attributable to noncontrolling interest	7	7
Net Income (Loss)	(11)	111
Plus:
Depreciation	34	39
Net interest expense	33	32
Income tax expense	—	1
EBITDA	56	183
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	49	54
Expenses indemnified or prefunded by Phillips 66	—	1
Impairments	198	96
Less:
Adjusted EBITDA attributable to noncontrolling interest	14	16
Adjusted EBITDA	289	318
Plus:
Deferred revenue impacts*†	9	4
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	14	5
Maintenance capital expenditures†	6	33
Net interest expense	33	32
Preferred unit distributions	12	12
Distributable Cash Flow	$233	240
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.

Phillips 66 Partners reports first-quarter 2021 financial results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities

	Millions of Dollars
	Q1 2021	Q4 2020

Net Cash Provided by Operating Activities	$227	170
Plus:
Net interest expense	33	32
Income tax expense	—	1
Changes in working capital	(11)	75
Undistributed equity earnings	5	2
Impairments	(198)	(96)
Deferred revenues and other liabilities	—	1
Other	—	(2)
EBITDA	56	183
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	49	54
Expenses indemnified or prefunded by Phillips 66	—	1
Impairments	198	96
Less:
Adjusted EBITDA attributable to noncontrolling interest	14	16
Adjusted EBITDA	289	318
Plus:
Deferred revenue impacts*†	9	4
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	14	5
Maintenance capital expenditures†	6	33
Net interest expense	33	32
Preferred unit distributions	12	12
Distributable Cash Flow	$233	240
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.